Exhibit 23.1

Consent of Independent Valuation Firm

We hereby consent to the references to Houlihan Capital Advisors, LLC (“Houlihan”) and to our valuation report dated June 30, 2011 (our “Report”) relating to the estimation of fair value of certain auction rate securities held by MasTec, Inc. (the “Company”) as of June 30, 2011, including the use of information contained within our Report in the Company’s Form 10-Q for the quarter ended June 30, 2011 and to the incorporation by reference of such information from the Company’s Form 10-Q for the quarter ended June 30, 2011 in the following Registration Statements: Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940, 333-30647 and 333-174922 and Form S-3 Nos. 333-158502, 333-142083, 333-133252, 333-46067 and Form S-4 No. 333-170834.

We also consent to the reference to our firm under the caption “Experts” in the above-referenced Registration Statements.

/s/ Houlihan Capital Advisors, LLC
Houlihan Capital Advisors, LLC

August 1, 2011